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                                                                    EXHIBIT 10.5

                      CONTRACT FOR SINO-FOREIGN CONTRACTUAL
                  JOINT VENTURE OF NANNING SONIC JET CO., LTD.


        In accordance with the "law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws, and regulations, introduced by AMERINA INVESTMENT GROUP, U.S.A., China Guangxi Nanning shipyard and SONIC JET PERFORMANCE, LLC, U.S.A., adhering to the principle of equality and mutual benefit and through friendly consultation, agree to jointly invest to set up a contractual joint venture enterprise in Nanning city, Guangxi province, the People's Republic of China. The contract hereunder is worked out.

                     CHAPTER 2 Parties of the Joint Venture

ARTICLE 1
        Parties of this contract are as follows :
        China Guangxi Nanning Shipyard (hereinafter referred to as Party A) registered with Nanning, Guangxi in China, and its legal address is at No. 10 Baisha Ave., Nanning, Guangxi, China.
        Legal representative:       Name           Zhou Min
                                    Position:      Director
                                    Nationality:   Chinese

        SONIC JET PERFORMANCE, LLC, U.S.A. (hereinafter referred to as Party B), registered in America. Its legal address is at 15662 Commerce Lane, Los Angeles, Huntington Beach, CA 92649, U.S.A.
        Legal representative:       Name           Majed Alrashid
                                    Position:      President
                                    Nationality:   Kingdom of Saudi Arabia




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        CHAPTER 3 Establishment of the Contractive Joint Venture Company

ARTICLE 2

        In accordance with the "law of the People's Republic of China on Joint Venture Using Chinese and Foreign Investment", and other relevant Chinese laws, and regulations, both parties of the contractual joint venture agree to set up a contractual limited liability company (hereinafter referred to as the CJVC) in Nanning, Guangxi, China.

ARTICLE 3

        The name of the contractual joint venture company is Nanning Sonic a limited liability company.

        The legal address of the CJVC is at No. 10 Baisha Ave. Nanning, Guangxi, China.

ARTICLE 4

        All activities of the joint venture company shall be governed by the laws, decrees and relevant rules and regulations of the People's Republic of China.

ARTICLE 5

        The benefits of CJVC shall be distributed as follows:

        For Party A: After deducting 2% of patent fee and certain proportion for the ensurance fee, 15% of the whole price as the benefits shall be distributed to Party A.

        For Party B: Except 15% of benefit from wholesale amount distributed to Party A, all rest profits shall belong to Party B. 15% of risks and losses for the CJVC shall be shared by Party A, and of which 85% by Party B. The CJVC will implement centralized management and operation, and independent accounting.

           CHAPTER 4 Purpose, Scope, Scale of Production and Business

ARTICLE 7

        The purpose of the parties to CJVC is conformity with the wish of enhancing the economic cooperation and technic exchanges, to use domestic cheap raw material and labor resources, adopt advanced and appropriate technology and scientific management method, produce and sell watercraftjet products, so as to ensure satisfactory economic benefits for each investor.



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ARTICLE 8

        The scope of production and business of the CJVC is to produce a series of jet products.

ARTICLE 9

        1. The production scale of the joint venture is to produce 1,200 watercraft jets and accessories per year.

        CHAPTER 5 Total Amount of Investment and the Registered Capital.

ARTICLE 10

        The total amount of investment of the CJVC is 2 million USD.

ARTICLE 11

        The registered capital of the CJVC is 2 million USD.

ARTICLE 12

        Two parties of the CJVC will provide the cooperation as follows:

     (1) Party A : To provide factory building, land and supplementary facilities equivalent to Yen 500,000 USD.

     (2) Party B: To provide tooling, mould and production line of 30,000.00
USD and $1,470,000.00 USD circulating funds in cash. The total investment amount of Party B will be $1.5 million USD. CJVC will pay Saudi Mohamed Al Rashi Company Yen500,000 (USD) toward marketing of the products.

ARTICLE 13

        The following cooperation conditions shall be finished by two parties. The production equipment provided by Party B shall be shipped from factory Huntington Beach, California, within 20 days starting from the date on which the business license is issued.

ARTICLE 14

        In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party except SJP LLC to Amerina, consent shall be obtained from the other party to the joint venture, and approval from the board of directors of Sonic Jet of Nanning is required.

        When one party to the joint venture assigns all or part of his investment, the other party has the first right of refusal.



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              CHAPTER 6 Responsibilities of Each Party to the CJVC.

ARTICLE 15

        Party A and Party B shall be respectively responsible for the following matters:

        Responsibilities of Party A: Handling applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant department in charge in China.

        Processing for applying the right to the use of a site to the authority in charge of the land. The CJVC only has the right to use the land and it can't own the land. The CJVC shall not be paid any fee to Party A during the land-using period.

        After receiving the B/L for the production equipment and mould, the factory building shall be completed within 20 days.

        Providing the cooperation conditions in accordance with the stipulation in Article 11 and Article 12.

        Assisting Party B for processing import Customs declaration as investment and arranging the transportation within the Chinese territory, the fee will be borne by Party B.

        Assisting the CJVC in purchase or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities, etc., all charges shall be borne by CJVC.

        Assisting the CJVC in contracting and settling the fundamental facilities such as water, electricity, transportation, etc., all charges shall be borne by Party B.

        Assisting the CJVC in contracting and settling the fundamental facilities such as water, electricity, transportation, etc., all charges shall be borne by Party B.

        Assisting the CJVC in recruiting Chinese management personnel, technical personnel, workers and other personnel needed, their wage shall be decided by the directors of the board of the CJVC.

        Responsible for handling other matters entrusted by the joint venture company.

        Responsibilities of Party B:

        Providing the conditions in accordance with the stipulation in
Article 11, 12, and responsible for shipping capital goods such as machines and equipment, etc, contributed as


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investment to a Chinese port. Handling the matters entrusted by the CJVC,such as selecting and purchasing machinery and equipment outside China, etc;

        Providing needed technical personnel for installing, testing and trial production of the equipment, as well as the technical personnel for production and inspection products quality.

        Training the technical personnel and workers of the CJVC.

        Responsible for other matters entrusted by the joint venture company.

                         CHAPTER 7 Selling of Products.

ARTICLE 16

        The products of CJVC will be sold international including China.

ARTICLE 17

        Products may be sold on overseas markets through the following channels:

        The CJVC may entrust Party B to sell its products and its sale price shall be decided by the board of directors.

                        CHAPTER 8 The Board of Directors.

ARTICLE 18

        The date of registration of the CJVC shall be the date of the establish the board of directors of the CJVC.

ARTICLE 19

        The board of directors are composed of 5 directors, of which 1 shall be appointed by Party A, 4 by Party B. The chairman of the board shall be appointed by Party B,and general manager by Party A. The term of office for the directors, chairman is 3 year, whose term of office may be renewed if continuously appointed by the relevant party.

ARTICLE 20

        The highest authority of the CJVC shall be its board of directors. It shall decide all major issues. Concerning the joint venture company majority approval of the board of directors be required before any decisions are made concerning major issues. As for other matters, approval by majority or a simple majority shall be require.


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ARTICLE 21

        The chairman of the board is the legal representative of the CJVC. The chairman be unable to exercise his responsibilities for some reasons, he shall authorize the general manager or any other directors to represent the CJVC temporarily.

ARTICLE 22

        The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be filed.

                      CHAPTER 10 Business, Management Office

ARTICLE 23

        The CJVC shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, recommended by Party A. The general manager shall be invited by the board of directors, whose terms of office is 3 years.

ARTICLE 24

        The responsibility of the president (board will elect) is to carry out the decisions of the board meeting, organize and conduct the daily management of the joint-venture company. The deputy general manager shall [assist] the general manager in his work.

        Several department managers may be appointed by the management office, and being responsible for the work in each department respectively, they shall handle the matter handed over by the general managers and deputy general manager and shall be responsible to them.

ARTICLE 25

        If the factory director dishonest while on duty, the board of directors shall have the power to dismiss them at any time.



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                 CHAPTER 10 Purchase of Equipment and Utilities

ARTICLE 26

        In purchasing required materials, fuel, parts, means of transportation and articles for office use, etc. the joint venture company shall give priority to purchasing in China where conditions are the same.

                           CHAPTER 11 Labor Management

ARTICLE 27

        Labor contracts covering the recruitment, employment, dismissal and resignation, wages, labour insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company as a whole or individually [sic] in accordance with the "Regulation of the People's Republic of China on Labor Management in Joint Venture Using Chinese and Foreign Investment and its Implementation Rules."

        The labor contracts shall be filed with the labor management department, after being signed.

ARTICLE 28

        The appointment of high-ranking administrative personnel recommended [sic] by both parties, their salaries, social insurance, welfare and the standard of travelling expenses etc.

ARTICLE 29

        The CJVC shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulation.

ARTICLE 30.

        Staff members and workers of the CJVC shall pay individual income tax according to the"Individual Income Tax Law of the People's Republic of China"

ARTICLE 31

        Allocations for reserve funds, expansion funds of the CJVC and welfare funds, bonuses for staff and workers shall be set aside in accordance with the stipulations in the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment". The


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annual proportion of allocations shall be decided by the board of directors according to the business situation of the CJVC.

ARTICLE 32

        The fiscal year of the CJVC shall be CJVC [sic] from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese and English.

ARTICLE 33

        Financial checking and examination of the CJVC shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

        If Party B considers it is necessary to employ a foreign auditor registered in other country to undertake annual financial checking and examination, Party A shall give its consent. All the expenses thereof shall be borne by Party B.

ARTICLE 34

        In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

                    CHAPTER 13 Duration of the Joint Venture

ARTICLE 35

        The duration of the joint venture company is 50 years with additional 50 years extension option approved by board of directors six months prior of ending the lease. The establishment of the joint venture company shall start from the date on which the business license of the CJVC is issued. In case any change of legal representative for two parties, the contract shall still be valid.

     CHAPTER 14 The Disposal of Assets after the Expiration of the Duration


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ARTICLE 36

        Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.

                              CHAPTER 15 Insurance

ARTICLE 37

        All-risks insurance policies of the CJVC shall be underwritten with The People's Insurance Company of China. The type, value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's Insurance Company of China.

       CHAPTER 16 The Amendment, Alteration and Discharge of the Contract

ARTICLE 38

        The amendment of the contract or other apperices shall come into force only after the written agreement signed by Party A and Party B and approved by the original examination and approval authority.

ARTICLE 39

        In case of inability to fulfil the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

ARTICLE 40

        Should the CJVC be unable to continue its operation or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfil the obligations prescribed by the contract and articles of association, or seriously violates the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminates the contract. The other party, apart from claiming damages, shall have the right to terminate the contract in accordance with the provisions of the contract after it is


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approved by the original examination and approval authority. If Party A and
Party B of the joint venture company agree to continue the operation, the party who fails to fulfil the obligation shall be liable for the economic losses thus caused to the joint venture company.

                  CHAPTER 17 Liabilities for Breach of Contract

ARTICLE 41

        Should either Party A or Party B fail to pay the contributions as scheduled in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other Party 5% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 3 months, it shall pay 10% of the contribution to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party.

ARTICLE 42

        Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

ARTICLE 43

        In order to guarantee the performance of the contract and its appendices, both Party A and Party B are obligated to guarantee the performance of this contract.

                            Chapter 18 Force Majeure

ARTICLE 44

        Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the


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execution of all or part of the contract. Both parties shall, through consultation, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effect of the events on the performance of the contract.

                           CHAPTER 19 Application Law

ARTICLE 45

        The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by related laws of the People's Republic of China.

                         CHAPTER Settlement of Disputes

ARTICLE 46

        Any disputes arising from the execution of or in connection with the contract shall be settled through friendly consultation between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to Chian Council for the promotion of International trade Foreign Economic & Trade Arbitration Committee in Beijing for arbitration in accordance with its rule of procedure. The arbitration award is final and binding upon both parties.

ARTICLE 47

        During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.

                               CHAPTER 21 Language

ARTICLE 48

        The contract shall be written in Chinese and English.


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                  CHAPTER 22 Effectiveness of the Contract and Miscellaneous

ARTICLE 49

        The appendices drawn up in accordance with the principles of this contract are an integral part of this contract, including: the project agreement, the technology transfer agreement, the sales agreement.

ARTICLE 50

        The contract and its appendices shall come into force beginning from the date of approval of the Ministry of Foreign Economic Relations and trace of the People's Republic of China. (or its entrusted examination and approval authority.)

ARTICLE 51.

        Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by teleg, telex or fax etc, the written letter notice shall also be required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

ARTICLE 52

        The contract is signed in Nanning, Guangxi, China by the authorized representative of both parties on August 8, 1997.




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This contract is true English translation of the Chinese contract.

FOR PARTY A                                               FOR PARTY B
(SIGNATURE)                                               (SIGNATURE)


SIGN        /s/                                            /s/
            -----------------------------------------      -----------------------------------------
                                                           Majed Alrashid
PRINT                                                      8/8/97
            -----------------------------------------      -----------------------------------------

TITLE:      97.8                                           President
            -----------------------------------------      -----------------------------------------


DATE        97.8.8                                         8/8/97
            -----------------------------------------      -----------------------------------------



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